UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A/A

(Amendment No. 5)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

INMUNE BIO INC.

(Exact name of registrant as specified in its charter)

Nevada	47-5205835
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

225 NE Mizner Blvd., Suite 640 Boca Raton, Florida	33432
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Stock Purchase Rights	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities registered pursuant to Section 12(g) of the Act: None.

Explanatory Note

This Amendment No. 5 to Form 8-A is being filed by the registrant for the purpose of amending and supplementing the description of the registrant’s securities contained in the Form 8-A filed by the registrant with the U.S. Securities and Exchange Commission (the “SEC”) on December 30, 2020, as amended by Forms 8-A/A filed by the registrant with the SEC on December 21, 2021, December 12, 2022, December 18, 2023 and December 9, 2024, respectively.

Item 1. Description of Registrant’s Securities to be Registered.

On December 5, 2025, INmune Bio Inc. (the “Company”) entered into Amendment No. 5 (the “Amendment”) to the Rights Agreement, dated as of December 30, 2020, between the Company and VStock Transfer, LLC, as Rights Agent, as amended (the “Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Rights Agreement.

The Amendment extended the expiration of the Rights Agreement to December 31, 2026 and provides that such expiration date will automatically extend for successive one-year terms unless the Company’s Board of Directors determines not to extend the Rights Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Rights Agreement and the Amendment, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 2. Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit Number	Description
4.1	Rights Agreement, dated as of December 30, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on December 30, 2020).
4.2	Amendment No. 1 to Rights Agreement, dated as of December 20, 2021, between INmune Bio Inc. and Vstock Transfer LLC (incorporated by reference to the Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 21, 2021).
4.3	Amendment No. 2 to Rights Agreement, dated as of December 9, 2022, between INmune Bio Inc. and Vstock Transfer LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 12, 2022)
4.4	Amendment No. 3 to Rights Agreement, dated as of December 14, 2023, between INmune Bio Inc. and Vstock Transfer LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 18, 2023)
4.5	Amendment No. 4 to Rights Agreement, dated as of December 5, 2025, between INmune Bio Inc. and Vstock Transfer LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 9, 2024)
4.6	Amendment No. 5 to Rights Agreement, dated as of December 5, 2025, between INmune Bio Inc. and Vstock Transfer LLC (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 8, 2025)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INMUNE BIO INC.
Date: December 8, 2025
	By:	/s/ David Moss
	Name:	David Moss
	Title:	Chief Executive Officer

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